                                                                   Exhibit 10.46

                                (WATERFORD LOGO)
                                 AT BLUE LAGOON

                                 MIAMI, FLORIDA

                                LEASE AGREEMENT
                                       FOR
                               OFFICE FACILITIES

TENANT: ORAL HEALTH SERVICES OF FLORIDA, INC.
SUITE: 400 & 325
SQUARE FEET: 15,969
TERM: SIX (6) YEARS
LEASE EXECUTION DATE: April 6, 1995
LEASE COMMENCEMENT DATE: MAY 15, 1995
RENTAL COMMENCEMENT DATE: MAY 15, 1995

                                   LEASE INDEX

NUMBER                                 ITEM                                 PAGE
------                                 ----                                -----
   1     DEFINITIONS....................................................     1-2
   2     LEASE GRANT....................................................       2
   3     LEASE TERM.....................................................       2
   4     USE............................................................     2-3
   5     BASE RENTAL....................................................       3
   6     SERVICES TO BE FURNISHED BY LANDLORD...........................     3-4
   7     IMPROVEMENTS TO BE MADE BY LANDLORD............................       4
   8     GRAPHICS.......................................................       5
   9     CARE OF THE PREMISES BY TENANT.................................       5
  10     REPAIRS AND ALTERATIONS BY TENANT..............................       5
  11     USE OF ELECTRICAL SERVICES BY TENANT...........................       5
  12     PARKING........................................................     5-6
  13     LAWS, REGULATIONS AND RULES....................................       6
  14     ENTRY BY LANDLORD..............................................       6
  15     ASSIGNMENT AND SUBLETTING......................................     6-7
  16     MECHANIC'S LIEN................................................       7
  17     PROPERTY INSURANCE.............................................     7-8
  18     LIABILITY INSURANCE............................................       8
  19     ASSUMPTION OF RISK.............................................       8
  20     CASUALTY DAMAGE................................................     8-9
  21     CONDEMNATION...................................................    9-10
  22     DAMAGES FROM CERTAIN CAUSES....................................      10
  23     EVENTS OF DEFAULT/REMEDIES.....................................   10-11
  24     OPERATING EXPENSES.............................................   11-14
  25     PEACEFUL ENJOYMENT.............................................      14
  26     RELOCATION.....................................................      14
  27     HOLDING OVER...................................................      14
  28     SUBORDINATION TO MORTGAGE......................................      15
  29     LANDLORD'S LIEN................................................   15-16
  30     ATTORNEY'S FEES................................................      16
  31     NO IMPLIED WAIVER..............................................      16
  32     PERSONAL LIABILITY.............................................      16
  33     SECURITY DEPOSIT...............................................   16-17
  34     FORCE MAJEURE..................................................      17
  35     RELATIONSHIP OF PARTIES........................................      17
  36     HAZARDOUS MATERIAL.............................................      17
  37     RADON..........................................................      17
  38     LIGHT AND VIEW.................................................      17
  39     MISCELLANEOUS..................................................   17-19
  40     WAIVER BY TENANT...............................................   19-20
         SIGNATURE PAGE.................................................      21

         LEGAL DESCRIPTION........................................   EXHIBIT "A"
         FLOOR PLAN...............................................   EXHIBIT "B"
         ANNUAL RENT ADJUSTMENT...................................   EXHIBIT "C"
         WORK LETTER AGREEMENT....................................   EXHIBIT "D"
         RULES AND REGULATIONS....................................   EXHIBIT "E"


                                       (i)

                             OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease"), is made and entered into on the 6th day of april, 1995, between WRC PROPERTIES, INC. ("Landlord") and Oral Health Services of Florida, Inc. ("Tenant").

                                   WITNESSETH:

     1. DEFINITIONS.

          1.1 The "Building" means the office building and related parking areas known as 5775 Waterford, located at 5775 Blue Lagoon Drive, Miami, Florida 33126. The legal description of the Building is attached as Exhibit "A".

          1.2 "Premises" means the suite of offices known as Suite 400 and 325 located within the Building. The Premises are depicted and outlined on the floor plan attached as Exhibit "B". The Premises are stipulated for all purposes to contain approximately 15,969 square feet of "Net Rentable Area" (as defined below). In addition to said 15,969 square feet "Premises", Landlord will use reasonable efforts to make available for Tenant's lease an additional 1,970 square feet on the third floor of the Building (Suite 330) ninety (90) days after the present lease thereon expires (July 30, 1995) or sooner of possible. When Suite 330 is made available for Tenant's occupancy the same shall become part of the "Premises" as defined in the lease and subject to all terms, conditions, and covenants of the Lease.

          1.3 "Base Rental" or "Base Rent" means the sum of two hundred ninety two thousand eight hundred seventy-one and 46/100 dollars ($292,871.46) per annum, as adjusted pursuant to Exhibit "C" attached hereto. Tenant shall be entitled to a full abatement of Base Rent for Suite 400 (14,976 rentable square feet) for the months of May, 2000, and the first fifteen (15) days of June, 2000, subject to Tenant not being in default under the Lease.

The Base Rental for Suite 330, when the same is available for Tenant's occupancy, shall be at the rate of $18.34 per rentable square foot subject to adjustement pursuant to Exhibit "C" of the Lease.

          1.4 "Additional Rental" or "Additional Rent" means Tenant's Proportionate Share of the Operating Expenses that exceed $7.50, per net rentable square foot for any calendar year during the Lease Term as further defined and described in Paragraph 24 hereof. "Additional Rent" or "Additional Rental" may also refer to other costs including those referred to in Paragraph. 7, Paragraph 10.2 and Paragraph 16.2, Paragraph 17 and Paragraph 18.

          1.5 "Commencement Date" means the earlier of (i) May 15, 1995, or (ii) the date on which Tenant actually occupies the Premises, provided however the Commencement Date shall not occur until the improvements to Suite 325 have been substantially completed and there has been the inssuance of a Permanent Certifiacte or Completion or final approval by the applicable agencies of Dade County for the Premises.

          1.6 "Lease Term" means a term commencing on the Commencement Date and continuing for a period of seventy-two (72) months thereafter. The term of the Lease as to Suite 330 (if the same becomes available) shall commence on the occupancy by the Tenant of such space and expire simultaneously with the term of the Lease.

          1.7 "Security Deposit" means the sum of $17,890.38, to be deposited with Landlord at the time of execution hereof.

          1.8 "Common Areas" means those areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, lobbies, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

          1.9 "Service Areas" means those areas within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts and other penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

          1.10 "Net Rentable Area" of the Premises shall mean the gross area within the inside surface of the outer glass of the exterior walls, to the mid-point of any walls separating portions of the Premises from those of adjacent tenants and to the finished side of Common Area and Service Areas walls separating the premises, subject to the following:

          Net Rentable Area shall not include any Service Areas. Net Rentable Area shall include Tenant's pro rata part of the Common Areas within the Building, based upon the ratio of the Net Rentable Area within the Premises to the total Net Rentable Area within the Building, both determined without regard to the Common Areas.

The Net Rentable Area in the Building is 58,535 square feet. The above set forth estimate of Net Rentable Area within the Premises may be revised, at Landlord's election, if an inspection reveals such estimate to be inaccurate in any material degree.

          1.11 "Exterior Common Areas" means the portion of the property (and other tracts of real property comprising the multi-building project in the event the Building is located in such a project) which are not located within the Building (or other Building in a multi-building project) and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building (or multi-building project) generally and the employees, invitees and licensees of Landlord and such tenants' including without limitation, all parking areas, enclosed or otherwise, and all streets, sidewalks and landscaped areas.

          1.12 "Building Standard" means the quality, amount, level of performance or standards, as the case may be, as established in the Building Rules and Regulations attached hereto as Exhibit "E".

          1.13 "Building Standard Improvements" as defined in Exhibit "D" means those improvements (including the "Shell Improvements" and the "Allowance Items") to the Premises which Landlord shall agree to provide.

          1.14 "Building Grade" means the type, brand and/or quality of materials Landlord designates from time to time to be the minimum, quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building.

     2. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

     3. LEASE TERM.

          3.1 This Lease shall continue in force during a period beginning on the Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision of this Lease.

          3.2 If by the date specified in Paragraph 1.5 the Premises have not been substantially completed due to omission, delay or default by Tenant or anyone acting under or for Tenant, or due to any cause other than Landlord's default, Landlord shall have no liability, and the obligations of this Lease (including without limitation, the obligation to pay rent) shall nonetheless commence as of the Commencement Date as herein stated.

          3.3 Tenant agrees to accept possession of the Premises when the Premises have been substantially completed, with all facilities in operating order. If there are any finishing touches remaining to be done which will not interfere with the conduct of Tenant's business on the Premises, Tenant will nevertheless accept delivery of possession and allow Landlord to complete such finishing touches. Landlord shall construct Tenant improvements and shall allow Tenant an improvement allowance of up to but not exceeding $85,000.00. (which shall be used to cover all hard and soft costs in any way relating to such construction, including but not limited to all construction, permitting, architectural and design fees) on all space that Tenant shall occupy at the commencement Date of the Lease. Any unused portion of this improvement allowance will be held by Landlord as a credit for future improvements that Tenant may elect to make in the Premises.

     When the suite 330 is made available and has become part of the Premises as described in Paragraph 1.2 above, Tenant shall be allowed an improvement allowance of up to but not exceeding $17,730.00 which shall be used in the same manner as set forth above.

          3.4 Substantial competition as used herein means completion of all work required to be performed by Landlord according to the approved Plans and Specifications, except for mutual agreed punchlist items which do not interfere with the conduct of Tenant's business on the Premises, and the issuance of a Certificate of Completion on final approval by the applicable agencies of Dade County for the Premises.

     4.   USE.

          4.1 Tenant will use and occupy the Premises for the following use and for no other use or purpose: General Office Use.

          4.2 Notwithstanding the provisions of Section 4.1, Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's sole opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building.

     5.   BASE RENTAL.

          5.1 Tenant promises to pay and shall pay to Landlord, during the Lease Term, without any setoff or deduction whatsoever, the Base Rental and the Additional Rental, all of which are sometimes herein collectively called "rent".

          5.2 The annual Base Rental for each calendar year or portion thereof during the Lease Term, together with any adjustments thereto as set forth in Exhibit "C", then in effect, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals hereof. Tenant agrees to pay all such sums in advance, and without demand.

          5.3 Tenant shall pay such Base Rental and any adjustments thereto to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time). All rent shall be payable in lawful money of the United States of America, drawn on a financial institution with an office in the United States of America.

          5.4 If the term of this Lease commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, based on the number of days in such month.

          5.5 All installments of rent not paid when due shall bear interest at the maximum lawful contract rate in the State of Florida until paid.

          5.6 The Base Rental shall be adjusted upward from time to time in accordance with the provisions of Exhibit "C".

          5.7 Tenant shall pay all sales and use taxes levied or assessed against all rent payments due under this Lease simultaneously with each rent payment required.

     6. SERVICES TO BE FURNISHED BY LANDLORD.

          6.1 Landlord agrees to furnish Tenant the following services (herein called "defined services"):

          (a) Hot and cold water at those points of supply provided for general use of tenants in the Building.

          (b) Central heat and air conditioning at such temperatures and in such amounts are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air conditioning service at times other than for "Normal Business Hours" for the Building (as established by the Building Rules) shall be furnished only upon the written request of Tenant delivered to Landlord in accordance with the Building Rules. Tenant shall bear the entire cost of such additional service as such costs are determined by Landlord from time to time.

          (c) Landlord shall maintain the public and common areas of the Office Building, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Office Building, the mechanical, plumbing and electrical equipment serving the Office Building, and the structure itself in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

          (d) Janitor service, Mondays through Fridays, exclusive of normal business holidays provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefore by Landlord.

          (e) Subject to the provisions of Paragraph 11, provide all electrical current required by Tenant in its use and occupancy of the Premises.

          (f) All Building Standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

          (g) Security in the form of limited access to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the building and shall follow all regulations promulgated by Landlord with respect thereto.

          6.2 The failure by Landlord to any extent to furnish, or the interruption or termination of, the defined services in whole or in part, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor work an offset or abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement of this Lease. Notwithstanding anything to the contrary above, should be defined services be interrupted rendering the premises untentable for more than five(5) consecutive business days and the resumption of such service or services is within landlord's control, Base Rent shall abate from the commencement of such untenantable condition until such services are restored.

          6.3 Should any of the equipment or machinery used in the provision of defined services, for any cause, cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

          6.4 Except as otherwise expressly provided herein, Landlord shall not be required to perform any maintenance on or make any repairs to the Premises.

     7. IMPROVEMENTS TO BE MADE BY LANDLORD. All installations and improvements now or hereafter placed on the Premises shall be for Tenant's account and at Tenant's cost, which cost shall be payable by Tenant to Landlord as Additional Rent. Tenant shall be required to pay ad valorem taxes and increased insurance thereon or attributable thereto.

     8. GRAPHICS. Landlord shall provide and install, at Landlord's cost, one sign adjacent to the entry door to the Premises. All letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent. Tenant will also be listed on the lobby directory. Tenant shall have the right to install a sign containing Tenant's name on the parapet wall on the north side of the Building and on the granite monument at the entrance of the Building. All costs associated with making, installing, maintaining, lighting, removing or otherwise related to such signs shall be the sole responsibility of Tenant, including restoring the Building to the condition that existed prior to the signage installation. The design and placement of these signs must be approved by Landlord prior to such installation.

     9. CARE OF THE PREMISES BY TENANT. Tenant shall maintain the Premises in good repair and in a clean, attractive, first-class condition. Tenant shall not commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as at the date of the commencement of the term of this Lease, ordinary wear and use excepted.

     10. REPAIRS AND ALTERATIONS BY TENANT.

          10.1 Tenant shall, at Tenant's own cost and expense, repair any damage done to the Building, or any part thereof, including replacement of damaged portions or items, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and

Tenant covenants and agrees to make all such repairs as may be required to restore the Building to as good a condition as it was in prior to such damage, except if such damage is caused by unauthorized solicitors.

          10.2 All such work or repairs by Tenant shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall pay the cost thereof to the Landlord within ten (10) days of Landlord's demand therefor, as Additional Rent.

          10.3 Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the prior written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect.

          10.4 Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises and restore the Premises to Building Standard. If Landlord so requires and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to Building Standard.

     11. USE OF ELECTRICAL SERVICES BY TENANT. Tenant's use of electrical services furnished by Landlord shall not exceed, either in voltage, rated capacity, or overall load that which Landlord deems to be Building Standard. The electrical design parameters are two watts per square foot at 120 volts and 3.5 watts per square foot at 277 volts for lighting. If Tenant shall request that it be allowed to consume electrical services in excess of that deemed by Landlord to be Building Standard or the electrical service furnished to the Premises as of the date of this Lease, whichever is greater, Landlord may refuse to consent to usage or may consent upon such conditions as Landlord elects (including the requirement that submeters be installed at Tenant's expense) and Tenant shall pay all costs and expenses thereby incurred, including but not limited to the cost of electricity and the cost of upgrading the HVAC system to handle the heat caused by such additional usage. As of the date of this lease, a meter has been installed and Tenant is being separately metered for electrical services in the computer room and supplemental air conditioning associated with this room.

     12. PARKING.

          12.1 During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building (or the project in which the Building is located, in a multi-building project), their guests and invitees, of the non-reserved common automobile parking areas, driveways and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Tenant's allocated share of parking shall be forty-eight (48) spaces. Tenant's employees will not be permitted to park in the designated visitor parking area and Tenant will use all reasonable efforts to adhere to this regulation.

          12.2 No specific designated parking spaces shall be assigned to Tenant unless otherwise agreed by Landlord and Tenant in writing. Landlord shall have the right to reserve such parking spaces as it elects and condition use thereof on such terms as it elects.

     13. LAWS, REGULATIONS AND RULES.

          13.1 Tenant shall comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency, or authority having jurisdiction of the Premises or Tenant's use of the Premises.

          13.2 Tenant shall comply with the Building Rules and Regulations amended by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so. All changes to such rules will be furnished by Landlord to Tenant in writing.

     14. ENTRY BY LANDLORD. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours unless such entry deprives tenant of normal usage for any amount of time which would cause tenant to suffer economic loss (and in emergencies at all times) to inspect the condition, occupancy or use; to show the Premises to prospective purchasers, mortgagees, tenant or insurers, or to clean or make repairs, alterations or additions. Tenant shall not be entitled to any abatement or reduction of rent by reason of this right of entry.

     15. ASSIGNMENT AND SUBLETTING.

          15.1 Tenant shall not assign, sublease, transfer, pledge, or encumber this Lease or any interest therein without Landlord's prior written consent. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph will be void. If Tenant is a corporation or a partnership, the conveyance of the corporate stock or the assignment of such partnership interest, as the case may be, shall be deemed an assignment for the purposes hereof.

          15.2 If Tenant shall desire Landlord's consent in the subletting or assignment, Tenant shall give Landlord ninety (90) days' prior written notice thereof. Such notice shall be deemed to be an offer by Tenant to sublet the premises to Landlord for the balance of the term upon all the same terms, covenants and conditions as are contained in this Lease or to assign this Lease to Landlord at Landlord's option.

          15.3 If Landlord does not accept such offer in writing within the ninety (90) day notice period, then Landlord's right to sublease the Premises or acquire this Lease by assignment shall be deemed to be waived, but nothing herein contained shall be deemed to be a consent by Landlord to any subletting or assignment unless Landlord delivers to Tenant its written consent.

          15.4 Notwithstanding Landlord's consent on any one occasion, the right to recapture noted in Paragraph 15.2 shall apply to any further subletting or assignment.

          15.5 The covenants in this paragraph concerning assignment shall bind Tenant and Tenant's heirs, personal representatives, successors and assigns.

          15.6 Anything, contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts of sales), and any such proposed lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance or any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

          15.7 All cash or other consideration received by Tenant as the proceeds of any assignment, sale or sublease, of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord, notwithstanding the fact that such proceeds exceed the rentals called for hereunder, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord.

          15.8 All reasonable legal costs incurred by Landlord in approving, reviewing and processing any assignment or sublease shall be paid by Tenant within thirty (30) days of presentation of an invoice for services rendered by Landlord's attorney.

     16. MECHANIC'S LIENS.

          16.1 Tenants will not permit any mechanic's lien or liens to be placed upon the Premises or the Building. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any person for the performance of any labor or the furnishing of any materials to all or part of the Premises, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing thereof that would or might give rise to any mechanic's or other liens against the Premises.

          16.2 If any such lien is claimed against the Premises, then Tenant shall be required to discharge said lien within ten (10) days of filing, and in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for such purposes shall be paid by Tenant to Landlord as additional rent within ten (10) days of Landlord's demand therefor.

     17. PROPERTY INSURANCE.

          17.1 Landlord shall maintain and pay for fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord or Landlord's mortgagees shall require. Landlord reserves the right to self-insure the Building so long as it is a financial institution having a net worth of at least $500 million. Payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

          17.2 Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 20 hereof.

          17.3 Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Paragraph 17 and Paragraph 18.

          17.4 Tenant shall obtain the agreement of Tenant's insurers to notify Landlord at least thirty (30) days prior to cancellation or expiration of any such insurance coverage by Tenant.

          17.5 Notwithstanding anything in this Lease to the contrary and provided the various policies of insurance required under Paragraph 17 contain a waiver of subrogation clause, both Landlord and Tenant hereby waive any and all rights of recovery, claim, action, or cause of action, against the other party, its respective agents, officers and employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or personal property located therein, or the Building of which the Premises are a part or any improvements thereto, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the parties hereto, their agents, officers and employees.

     18. LIABILITY INSURANCE.

          18.1 Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building, and on the Property (or within the project if the Building is located in a multi-building project) with the premiums thereon fully paid on or before due date, issued by and binding upon an insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof.

          18.2 Landlord shall not be required to maintain insurance against thefts within the Premises, the Building or any project within which the Building is located.

     19. ASSUMPTION OF RISK.

          19.1 Except for Landlord's gross negligence and/or willful misconduct, Landlord shall not be liable to Tenant or Tenant's customers, licensees, agents, guests or employees for any injury or damages to its, his of their persons or property by any cause whatsoever, including, but not limited to acts or omissions of any other tenant in the Building, construction defects, water, rain, sleet, fire, storms, negligence and accidents, breakage, stoppage, or leaks of gas, water heating, sewer pipes, boilers, wiring or plumbing or any other defect in, on or about the Premises.

          19.2 Tenant expressly assumes all liability for or on account of any such injury, loss or damage, and will at all times, indemnify and save Landlord harmless from and against all liability, damage or expense caused by or arising out of any such injury, loss or damage to persons or property upon the Premises other than the result of landlord's gross negligence and/or willful misconduct.

     20. CASUALTY DAMAGE.

          20.1 If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.

          20.2 If the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage.

          20.3 If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord's obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building and installing Building

Standard Improvements in the Premises, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty.

          20.4 When Landlord has restored the Premises to Landlord's Building Standard Improvements, Tenant shall be obligated to pay for the completion of restoration including the restoration of Tenant's furniture and equipment.

          20.5 Except for the reconstruction by Landlord to Landlord's Building Standard Improvements all costs and expenses for reconstruction shall be borne by Tenant.

          20.6 Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage on the repair thereof, except that, subject to the provisions of Paragraph 20.7, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy.

          20.7 If the Premises or any portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished, offsetted, or abated during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby, as well as any other cost and expense thereby incurred by Landlord.

     21. CONDEMNATION.

          21.1 If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or if it should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

          21.2 If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority.

          21.3 If this Lease is not so terminated upon any such taking or sale, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Building Standard Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. If the Premises are reduced by such condemnation the Base rent and Tenant's proportionate share of the Operating Expenses will be proportionately reduced by the percentage reduction of the Premises, In the event the Premises after condemnation is insufficient to operate, then Tenant will be moved to comparable space in the office park if available. If such space is not available, Tenant will have the right to cancel the Lease by giving Landloard written notice thereof.

          21.4 All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation.

          21.5 Tenant shall be entitled to claim independently against condemning authority any damages expressly referable to Tenant's business as the same may be permitted by law provided that such claim shall not reduce any award payable to Landlord.

     22. DAMAGES FROM CERTAIN CAUSES. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord, including but not limited to delays from the foregoing. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alterations of any part of the Building or Premises except if such damage is caused by landlord's gross negligence or willful act.

     23. EVENTS OF DEFAULT/REMEDIES.

          23.1 Event of Default by Tenant. The happening of any one or more of the following listed events (Events of Default) shall constitute a breach of this Lease by Tenant:

          (a) The failure of Tenant to pay any rent or any other sums of money due hereunder;

          (b) The failure of Tenant to comply with the provisions of this Lease or any addendums between Landlord and Tenant, all of which terms, provisions, and covenants shall be deemed material;

          (c) The taking of the leasehold on execution or other process of law in any action against Tenant;

          (d) The failure of Tenant to accept the Premises, to move into, to take possession of, and to operate its business on the Premises when the Premises are substantially complete, or if Tenant ceases to do business in or abandons any substantial portion of the Premises and fails to pay rent as required hereunder;

          (e) Tenant becoming insolvent or unable to pay its debts to Landlord as they become due, or Tenant's notification to Landlord that it anticipates either condition;

          (f) Tenant taking any action to, or notifying Landlord that Tenant intends to, file a petition under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States, or any state; or, the filing of a Petition against Tenant under any such statute or law, or, any other creditor of Tenant notifying Landlord that it knows such a petition will be filed; or the Tenant's notification to Landlord that it expects such a Petition to be filed;

          (g) The appointment of a receiver or trustee for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant; or

          (h) Tenant defaulting pursuant to subparagraphs (a) through (g) hereof three (3) or more times during any twelve-month period under the Lease.

          23.2 Landlord's Remedies for Tenant Default. Upon the occurrence of any event or events of default by Tenant, whether enumerated in Paragraph 23.1 or not, if Tenant fails to cure any such default within ten (10) days of written notice from Landlord, except with regard to a default pursuant to paragraph 23.1(a) as to which default Tenant expressly waives any right to notice from the Landlord and paragraph 23.1(h) as to which default Tenant has no right to cure, Landlord shall have the option, at Landlord's election, to pursue any one or more of the following remedies:

          (a)  Landlord may cancel and terminate this Lease and dispossess
               Tenant;

          (b) Landlord may without terminating or canceling this Lease declare all amounts and rents due under this Lease for the remainder of the existing lease term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated;

          (c) Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant's account, holding Tenant liable in damages for all expenses incurred in such reletting and for any difference between the amount of rent received from such reletting and the amount due and payable under the terms of this Lease;

          (d) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease (and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Landlord shall not be liable for any damages resulting to the Tenant from such action).

     23.3 Landlord's Remedies are Cumulative. All the remedies of Landlord in the event of Tenant default shall be cumulative and in addition, Landlord may pursue any other remedies permitted by law or in equity, forbearance by Landlord to enforce one or more of the remedies upon an event of default, shall not constitute a waiver of such default.

     24. OPERATING EXPENSES.

          24.1 For the purposes of this paragraph, the following definitions apply:

          (a) "Base Year" means the calendar year in which this lease commences.

          (b) "Utilities" means water, sewer, electricity, fuel oil, gas and refuse removal.

          (c) "Operating Expenses" means all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and/or operation of the Building including common areas within the office park, but shall not include the replacement of capital investment items and new capital improvements. By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

               1. Wages and salaries of all employees engaged in operation and maintenance of the Building and common areas of the office park; employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries; the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees.

               2. All supplies and materials used in operation and maintenance of the Building and common areas of the office park.

               3. Cost of utilities including electricity, fuel oil, gas, sewer and water used by the Building and not charged directly to another tenant.

               4. Cost of customary Building management and office park management; janitorial services; trash and garbage removal; service and maintenance of all systems and equipment, including, but not limited to, elevators, plumbing, heating, air-conditioning, ventilating, lighting, electrical, security, fire alarms, fire pumps, fire extinguishers, hose cabinets, mail chute, and lawn sprinklers; guard service; painting; caulking; pressure or steam cleaning of Building exterior; roof repairs; window cleaning; and landscaping and gardening.

               5. Cost of casualty and liability insurance applicable to the Building and office park and Landlord's personal property used in connection therewith.

               6. All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or otherwise, and any other taxes and assessments attributable to the Building or its operation excluding, however, federal and state taxes on income.

               7. All charges assessed against the Building or against the underlying land by any property owners association common to the area or subdivision.

               8. Expenditures for capital improvements which, under generally accepted accounting principles, are regarded as deferred expenses and for capital expenditures required by law, in either of which cases the cost thereof shall be included in Operating Expenses for the calendar year in which the costs are incurred or subsequent years, appropriately allocated to such years on a straight-line basis to the extent that such items are amortized over a useful life or over an appropriate period, but in no event, more than ten years, with the addition of a reasonable interest factor to compensate Landlord for having initially incurred said expenditure;

               9. If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in any of the elements of Operating Expenses, then the costs for such capital equipment or capital expenditure are to be included within the definition of "Operating Expenses" for the year in which the costs are incurred or subsequent years, appropriately allocated to such years on a straight-line basis to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with the addition of a reasonable interest factor to compensate Landlord for having initially incurred said expenditure. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the year in which they are incurred.

          (d) "Tenant's Proportionate Share" means the ratio that the Net Rentable Area of the Premises bears to the Net Rentable Area of the Building. For the purpose of this Lease, Tenant's proportionate share is 27.2 8.11%.

          (e) "Expense Statement" means a statement from the Landlord setting forth the Operating Expenses.

          24.2 Tenant shall pay as Additional Rent Tenant's Proportionate Share of the Operating Expenses that exceed $7.50 per net rentable square foot for any calendar year during the Lease Term.

          24.3 For each calendar year after the Base Year, Landlord shall furnish Tenant with an Expense Statement showing in reasonable detail the Operating Expenses incurred by the Landlord for the prior calendar year.

          24.4 Within thirty (30) days following receipt by Tenant of the Expense Statement for the prior calendar year, Tenant shall pay in full, Tenant's Proportionate Share of the portion of Operating Expenses for the prior calendar year for which Tenant is liable hereunder.

          24.5 As part of the Expense Statement, Landlord may include an amount representing Tenant's Proportionate Share of the estimated Operating Expense to be incurred for the then current calendar year. If the Building did not exist for the full calendar year immediately preceding a prior calendar year, Landlord may estimate the increase in Direct Expenses for the current calendar year.

          24.6 Upon receipt of the estimate showing Tenant's Proportionate Share, the amount thereof shall be divided into twelve (12) equal monthly installments, and Tenant shall pay Landlord, at the same time that the next regular monthly rental payment is due, the number of installments necessary to bring the Tenant current for the calendar year. Credit will be given for any payment of estimated increases already paid for those months. Subsequent installments shall be payable together with the regular rent payments for the balance of the calendar year and shall continue until payments begin under the following calendar year's Expense Statement.

          24.7 If Tenant's Proportionate Share of Operating Expenses for a prior calendar year as shown on the Expense Statement is greater than the estimated payments made by the Tenant for that year, then within thirty (30) days following receipt by Tenant of the Expense Statement, Tenant shall pay in full an amount equal to such excess. If Tenant's Proportionate Share of Operating Expenses actually incurred for prior calendar year as shown on the Expense Statement is less than the estimated payments made by the Tenant for that year, then the amount of such overpayment shall be credited against the next Operating Expense Payments falling due.

          24.8 If this Lease terminates before the end of a calendar year, payment will be based on the percentage of the year in which Tenant occupied the Premises.

          24.9 Tenant or its agent, at its expense, shall have the right no more frequently than once in each calendar year, within sixty (60) days following its receipt of the Expense Statement, following prior written notice to Landlord, to audit Landlord's books and records relating to Operating Expenses; or at Landlord's sole discretion, Landlord will provide an audit prepared by a certified public accountant. Tenant or its agent shall have a right to observe the preparation of audit provided Tenant does not interfere with such audit. Any objections to the Expense Statement must be made, if at all, during such sixty
(60) day period.

          24.10 Notwithstanding any language in the Lease seemingly to the contrary, if the Building is not fully occupied during any calendar year of the Lease Term, actual "Operating Expenses" and the excess for purposes of the referenced above shall be determined as if the Building had been fully occupied during such year. For the purpose of the Lease "fully occupied" shall mean occupancy of 95% of the Net Rentable Area in the Building.

     25. PEACEFUL ENJOYMENT.

          25.1 Tenant shall, and may peacefully enjoy the Premises against all persons claiming by, through or under Landlord, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements in this Lease.

          25.2 The foregoing covenant and any and all other covenants of the Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Tenant's interest hereunder.

     27. HOLDING OVER.

          27.1 If Tenant holds over without Landlord's written consent after expiration or other termination of this Lease, or if Tenant continues to occupy the Premises after termination of Tenant's right of possession pursuant to the provisions of Paragraph 23.2(c), Tenant shall throughout the entire holdover period pay rent equal to one hundred fifty percent (150%) the Base Rental and Additional Rent which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. Landlord and Tenant maintain the right to terminate this month to month tenancy with thirty (30) days following written notification to the other party.

          27.2 No possession by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease unless Landlord has consented to such possession in writing.

     28. SUBORDINATION TO MORTGAGE.

          28.1 This Lease is and shall be subject and subordinate only to a first mortgage, whether presently existing or hereafter arising upon the Premises or upon the Building and to any renewals, modifications, refinancings or extensions thereof, but Tenant agrees that any such first mortgagee shall have the right to subordinate such first mortgage to this Lease on such terms and subject to such conditions as such first mortgagee may deem appropriate in its discretion.

          28.2 Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any first mortgage, now existing or hereafter placed upon the Premises or the Building as a whole, and Tenant agrees upon demand to execute such further instruments subordinating the Lease or attorning to holder of any such first lien as Landlord may request. Landlord represents that on the date of execution of this Lease there is no mortgage encumbering the Building or the property. Any subordination by Tenant to any first mortgage hereinafter placed upon the Premises or the Building shall be contingent upon the holder thereof having first given Tenant a non-disturbance agreement.

          28.3 The terms of this Lease are subject to approval by the Landlord's permanent first lender, and such approval is a condition precedent to Landlord's obligations hereunder. In addition, all leases of portions of the Building will be subordinate to such permanent first lender's mortgage.

          28.4 If Tenant should fail to execute any subordination or other agreement required by this paragraph, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

          28.5 Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord or its mortgagee(s) shall reasonably require.

          28.6 Tenant shall, in the event of the sale or assignment of Landlord's interest in the Building or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, or taking by deed in lieu of foreclosure of, any first mortgage made by Landlord covering the Premises, give full and complete attornment to the purchaser and recognize the purchaser as Landlord under this Lease for the balance of the term of this Lease, including any extensions or renewals thereof.

     29. LANDLORD'S LIEN.

          29.1 Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. It is provided, however, the Landlord shall not have a lien which would be superior to a lien from a lending institution, supplier or leasing company, if such lending institution, supplier or leasing company has a security interest in the equipment, furniture or other tangible personal property and which security interest has its origin in a transaction whereby Tenant acquired such equipment, furniture or other tangible personal property.

          29.2 The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

          29.3 Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to protect or further perfect Landlord's security interest.

     30. ATTORNEYS' FEES. If either party hereto brings any action to enforce rights under this Lease, whether judicial, administrative, or otherwise, the prevailing party in that action shall be entitled to recover from the losing party all collection and court costs incurred, including reasonable attorneys' fees, whether such costs and fees are incurred out of court, at trial, on appeal, or in any bankruptcy proceeding.

     31. NO IMPLIED WAIVER.

          31.1 The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.

          31.2 No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

     32. PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under this Lease shall be limited to the interest of Landlord in the Building and Property and Tenant agrees to look solely to Landlord's interest in the Building and the Property for the recovery of any judgment from the Landlord, it being intended that Landlord shall not be personally liable for any judgment of deficiency.

     33. SECURITY DEPOSIT.

          33.1 The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Tenant's damages in case of default by Tenant. Landlord may commingle the Security Deposit with other security deposits, and shall not be required to pay interest on the Security Deposit.

          33.2 Landlord may, from time to time without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

          33.3 If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant.

          33.4 If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee upon written notification to Tenant and thereafter Landlord shall have no further liability for the return of such Security Deposit.

     34. FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord.

     35. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties, hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

     36. HAZARDOUS MATERIAL.

          36.1 The Tenant agrees not to store in, on or outside of the Premises any hazardous materials of any type, as defined by any local, state or federal agency, or any other toxic, corrosive, reactive or ignitable material.

          36.2 The Tenant agrees to document all hazardous waste disposal, if any, and to keep the same on file for five (5) years and to document the same by one of the following types of documentation: A hazardous waste manifest; a bill of lading from a bonded hazardous substance transporter showing shipment of a licensed hazardous waste facility; or a confirmation of receipt of materials from a recycler, a waste exchange operation, or other permitted hazardous waste management facility.

          36.3 Tenant agrees not to generate hazardous effluents.

          36.4 Tenant agrees to allow reasonable access to facilities for monitoring of the above by Landlord, Dade County, DERM and the Florida DER to assure compliance with the above as well as any other conditions relating to the use of the subject property.

          36.5 Violation of any of the above shall be deemed to be a default on the part of Tenant of the terms of this Lease.

     37. RADON. In compliance with Florida law. Landlord is required to provide the following notification: "Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

     38. LIGHT AND VIEW. If the view from the demised premises or the light entering the demised premises are interfered with for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

     39. MISCELLANEOUS.

          39.1 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of the Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by applicable law.

          39.2 Recordation. Tenant agrees not to record this Lease or any memorandum hereof but Landlord may record this Lease or a memorandum thereof, at its sole election. Tenant shall join in the execution of any such memorandum of lease requested by Landlord.

          39.3 Governing Law. This Lease and the rights and obligations of the parties hereto are governed by the laws of the State of Florida.

          39.4 Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

          39.5 Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building, and the Premises referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations accruing after such transfer.

          39.6 Floor Load Limit. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense.

          39.7 Brokers. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease excepting only The Hogan Group, Inc., who will be compensated by Landlord in accordance with a separate agreement. Tenant further warrants that it knows of no other real estate broker or agent, other than those who are named above, who is entitled to a real estate commission in connection with this Lease and Tenant agrees to indemnify Landlord against any claims for commission and expenses created by such claim by any other real estate broker or agent with whom the Tenant may have dealt or communicated.

          39.8 Real Estate Broker's Commissions. Landlord and Tenant recognize it is possible either party may hereafter make additional agreements regarding extension or renewal of this Lease, or a new lease or leases for all or one or more parts of the Premises or other space in the 5775 Waterford Building for a term or terms commencing after expiration of this Lease. Landlord and Tenant recognize it is also possible either party may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made, Landlord shall not have any obligation to pay any compensation to any real estate broker or any other third party engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such party is or is not regarded by the law as an agent of Landlord, and regardless of whether such third party was previously compensated by Landlord under this lease or any previous lease with Tenant.

          39.9 Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery hereof does not constitute an offer to Tenant or and option to Lease. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

          39.10 Paragraph Headings. The paragraph or subparagraph headings are used for convenience of reference only and do not define limit or extend the scope or intent of the paragraphs.

          39.11 Definitions. The definitions set forth in paragraph 1 are hereby made part of this Lease.

          39.12 Exhibits. "A", "B", "C", "D", "E" and the following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

  Exhibits             Description
  --------             -----------
Exhibit "A"   Legal Description
Exhibit "B"   Floor Plan
Exhibit "C"   Annual Rent Adjustment
Exhibit "D"   Workletter Agreement
Exhibit "E"   Building Rules & Regulations

          39.13 NOTICES.

          (a) The Tenant shall pay the rent and shall forward all notices to Landlord at the following address (or at such other place as Landlord may hereafter designate in writing):

               THE HOGAN GROUP, INC.
               5775 Blue Lagoon Drive
               Suite 102
               Miami, Florida 33126

          (b) The Landlord shall forward all notices to Tenant at the following address (or at such other places as Tenant may hereafter designate in writing):

               Oral Health Services of Florida, Inc.
               5775 Blue Lagoon Drive
               Suite 400
               Miami, Florida 33126

          (c) Any notice provided for in this Lease must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise expressly provided, be given or be served by depositing the same in the United States mail, postage pre-paid and certified and addressed to the party to be notified with return receipt requested, or by delivering the same in person to an officer of such party.

          (d) Notice deposited in the mail in the manner herein above shall be effective upon receipt, unless such mail is unclaimed, in which event notice shall be effective five (5) days after the date of mailing.

          39.14 Tenant Obligation; The obligation of Tenant to pay any sums due under this Lease shall survive the expiration or termination of this Lease.

          39.15 Confidentiality: Lessee will maintain the confidentiality of this Lease and will not divulge the economic or other terms of this Lease, in writing, to any persons, other than Lessee's officers, directors, partners or shareholders; Lessee's attorneys, accountants and other professional consultants; any governmental agencies; and pursuant to subpoena or other legal process.

          39.16 Existing Lease Obligation: As of the Commencement Date of this Lease, Tenant's leases for the premises located at 5775 Blue Lagoon Drive dated October 21, 1987 ("1987 Lease") and May 31, 1989 ("1989 Lease") shall be cancelled and Tenant shall have no further obligations thereunder. Notwithstanding the foregoing, Tenant shall remain liable for any obligations of Tenant which accrued under the 1987 Lease or the 1989 Lease on or before the Commencement Date of this Lease.

          39.17 Restoration of Fourth Floor Lobby: Prior to the end of the Lease Term, or upon such date that this Lease is terminated. Tenant shall pay to Landlord and amount equal to Landlord's estimated cost to restore the fourth floor janitorial closet and the elevator lobby wall of the Building to its original condition normal wear and tear excepted.

     40. Waiver by Tenant: Tenant expressly waives all of the following: (A) The requirement under Chapter 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to the Tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (B) The right of Tenant under Chapter 83.14 of the Florida Statutes to replevy distrained property; (C) In the event of suit by or against Landlord, then the venue of such suit shall be in Dade County, Florida, and the Tenant hereby waives, for itself whatever rights it may have in the selection of venue; (D) Trial by jury in connection with the proceedings or claims brought by either of the parties against the other; (E) the right of counterclaim in any action brought by Landlord against Tenant for damages or for possession of the Premises due to nonpayment of Base Rental of other sums required of Tenant under this Lease; and (F) The notice requirement set forth in section 83.20 of the Florida Statutes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

Executed in the Presence of:            "LANDLORD"

                                        WRC PROPERTIES, INC.


/s/ Daniel Donoghue                     /s/ Alan E. Lang
-------------------------------------   ----------------------------------------
Witness                                 Name: Alan E. Lang
                                        Title: Assistant Secretary
                                        Date: 4/6/95
/s/ N.S. Tucker
-------------------------------------
Witness


Executed in the Presence of:            "TENANT"
                                        ORAL HEALTH SERVICES OF FLORIDA, INC.


/s/ illegible                           /s/ Henry C. Tie Shue
-------------------------------------   ----------------------------------------
Witness                                 Name: Henry C. Tie Shue
                                        Title: CEO
                                        Date: 3/27/95
/s/ illegible
-------------------------------------   Federal I.D. Number or S.S.
Witness                                 Number: 59-1958717

                                        If Corporation Affix
                                        Corporate Seal.

                                        3/27/95
                                        Date

                                   EXHIBIT "A"

                             5775 WATERFORD BUILDING

                                LEGAL DESCRIPTION

Lot 4, Block 1, BLUE LAGOON WEST SECTION ONE, according to the Plat thereof, as recorded in Plat Book 118, at Page 76, of the Public Records of Dade County, Florida, being more particularly described by metes and bounds as follows:

Begin at the Southwest corner of said Lot 4; thence run N2 20'22"W for 329.12 feet to a point of intersection with the South Right-of-Way line of EAST-WEST EXPRESSWAY, according to the Plat thereof, as recorded in Plat Book 81, at Page 14, of the Public Records of Dade County, Florida; thence run S78 26'54"E, along said South Right-of-Way line, for 288.44 feet; thence run S2 20'22"E for 376.13 feet to a point of intersection with a circular curve; thence run Northwesterly and Southwesterly along said circular curve, being a circular curve to the left having for its elements a central angle, of 16 45'44", a radius of 1,040 feet and a chord bearing of N69 47'28" feet for an arc distance of 304.26 feet to the Point of Beginning; containing 96,490 Square Feet, more or less.

                                   EXHIBIT "B"

                                   FLOOR PLAN

                      ORAL HEALTH SERVICES OF FLORIDA, INC.
                             5775 WATERFORD BUILDING
                           15,969 RENTABLE SQUARE FEET
                                 SUITE 400 & 325

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

                                   EXHIBIT "C"

                             5775 WATERFORD BUILDING

                             ANNUAL RENT ADJUSTMENT

I.   INDEX ADJUSTMENT OF BASE RENTAL

     (A) Tenant shall pay the monthly installments of the Base Rental as same comes due through the end of the first Lease Year, and thereafter the Base Rental shall be increased annually at the commencement of each successive Lease Year in an amount equal to the Base Rental in effect during the first Lease Year less $7.50, multiplied by a fraction, the numerator of which shall be the "Index" (as defined below) published for the tenth (10th) calendar month of the immediately preceding Lease Year, and the denominator of which shall be the Index published for the calendar month of the Commencement date.

          The Base Rental, as increased, shall then be payable during the ensuing Lease Year in the same manner as otherwise provided for the payment of the Base Rental.

     (B) The "Index" shall be defined as the "Consumer Price Index for all Urban Consumers-All Cities" (the national index). (Such index being that published by the Bureau of Labor Statistics of the United States Department of Labor). If for any reason the Index is not published for any particular month during the Lease Term as may be required for the foregoing computation of the increased Base Rental, then the Index next published shall be used in its stead; and in the event that the Index shall no longer be published, or if the method of computing the Index shall be substantially altered, then another index generally recognized as authoritative and reflecting data substantially similar to the information used to compute the Index shall be substitute for the index by agreement of Landlord and Tenant as to such index and the manner in which it is to be used hereunder. If Landlord and Tenant are unable to agree as to a substitute index, such dispute shall be submitted to arbitration pursuant to the rules of the American Arbitration Association and the laws of the State of Florida, and the decision of such arbitration may be confirmed by final judgement of a court having appropriate jurisdiction.

     (C) In the event that for any reason whatsoever (whether due to the lack of an index or dispute or otherwise), Landlord is unable to notify Tenant of the increased Base Rental payable during any Lease Year, Tenant shall continue to pay the monthly installments of the Base Rental payable during the immediately preceding Lease Year, until such time as notice of the appropriate Base Rental amount is given, at which time Tenant shall promptly pay the full amount of any deficiency resulting from the underpayment of Base Rental.

                                   EXHIBIT "D"

                             5775 WATERFORD BUILDING

                              WORK LETTER AGREEMENT

This Work Letter agreement (this "Work Letter") is attached to and made part of that certain 5775 Waterford Office Lease Agreement (the "Lease") dated the ______ day of ___________________, 19__ by and between WRC Properties, Inc. ("Landlord") and Oral Health Services of Florida, Inc., ("Tenant"). The terms, definitions and other provisions of the Lease are hereby incorporated into this Work Letter by reference.

In consideration of the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1.   Building Standard Improvements:

     (a) This Work Letter sets forth the agreement with respect to the construction of the "Building Standard Improvements", which is understood to mean (i) the "Shell Improvements" (as hereinafter defined) and (ii) any additional improvements constructed or installed on the Premises for Tenant's use using "Building Grade" (as hereinafter defined) construction and materials. Any other improvements to the Premises that require construction methods or materials other than Building Grade shall be deemed to be "Non-Standard Improvements". All improvements to the Shell Improvements, whether constructed or installed by Landlord or Tenant, shall be hereinafter referred to as the "Tenant Improvements", which term shall include both Building Grade and any Non-Standard Improvements.

     (b) "Shell Improvements" shall mean the following improvements which have been or will be provided by Landlord, at its expense, in connection with the construction of the Building:

          (1) Exterior Building windows, walls and roof structure and unfinished concrete block finished in sheetrock with walls surrounding Common Areas and Service Areas.

          (2)  Unfinished concrete floors and ceilings.

          (3) Fully equipped and finished Common Areas and Service Areas, including elevators, elevator lobbies, restrooms, mechanical and electrical rooms.

          (4) Heating, ventilation and air-conditioning system with main high pressure ductwork distribution to all floor areas.

          (5) Base Building electrical meter rooms equipped with panels and breakers to code.

          (6) Public corridor areas as needed to serve the Premises (except those Building Floors to be occupied by a single tenant), with floors, interior walls and ceilings finished with Building Grade Materials.

     (c) In accordance with and subject to the provisions of this Work Letter, Landlord shall, at Tenant's expense, construct and install the Tenant Improvements, including the Non-Standard Improvements, if any. Unless otherwise agreed in writing, Landlord shall use the following Building Grade construction methods and materials where appropriate or some other substantially comparable construction method or material deemed by Landlord (in its sole discretion) to the Building Grade:

          (1) Interior Partitions: Taped, finished and painted (two coats of flat latex, MAB or approved equal) partitioning to be constructed with one layer of 1/2" drywall mounted on each side of 3 1/2" metal studs, extending above the finished ceiling height and having 2 1/2" vinyl base throughout.

          (2) Interior Demising Walls: Tenant separation and corridor walls consisting of one layer of 5/8" of fire-rated drywall mounted on each side of 3 5/8" metal studs, running from floor slab to ceiling slab, with 3 5/8" layer of insulation in the wall cavity; Tenant to be responsible only for one-half of the cost of such tenant separation and corridor walls. Any other unfinished concrete surfaces (walls to columns) to be wrapped with drywall; Tenant to bear full cost of such wrapped concrete walls. All demising walls to be taped, finished and painted (two coats) and vinyl base installed in the same manner prescribed for the interior partitions.

          (3) Building Exterior Wall: All window openings will have Landlord specified horizontal mini-blinds.

          (4) Entry Doors: Solid core mahogany wood veneer (8' 6" height, 3' width) metal frames. Maximum of two (2) entry doors per Tenant. Hardware to be lever handle.

          (5) Interior Doors: Solid core wood veneer set in metal frames. Hardware to match Entry Doors, with closers only as required by building code.

          (6)  Carpeting: Commercial grade, glue down, throughout Premises.

          (7) Heating, ventilation and air conditioning: Low pressure ductwork and flex duct air distribution system throughout the Premises with air diffusers, VAV boxes (Trane or approved equal) and thermostats (controls compatible with the Building Shell Improvements) as required.

          (8) Electrical: Wiring and conduit per code, as required for standard wall-mounted duplex power outlets, switches and 2' x 4' lighting fixtures with complete circuitry to electrical panels.

          (9) Lighting: 2' x 4' lay-in fixtures with three fluorescent tubes each, with wiring, conduit and circuitry.

          (10) Telephone Outlets: Wall-mounted box with pull string to top of partition for tenant telephone system.

          (11) Ceiling: 2' x 2' lay-in acoustical ceiling tile and 1" wide metal grid.

          (12) Fire Protection and Security Equipment: Exit lights, fire extinguishers and fire dampers as required per code. In addition to door locks entry and interior doors, as needed, Tenant shall provide a security lock as designed by Landlord on each stairwell door that is an integral part of the Premises.

     (d) Landlord's obligation to construct any Non-Standard Improvements requested by Tenant shall be subject to the provisions of this Work Letter pertaining to (i) Landlord's review of the "Plans and Specifications" (as hereinafter defined) and (ii) any delay in "Substantial Completion" (as hereinafter defined) due to Tenant's specification of construction or materials other than Building Grade.

2.   Tenant Improvement Allowance; Tenant's Costs:

     (a) Landlord shall provide Tenant with an allowance (the "Tenant Improvement Allowance") as a credit against the cost of the Tenant Improvements, including the Non-Standard Improvements. The Tenant Improvement Allowance shall be equal to (see Paragraph 3.3 of Lease) and 00/100 Dollars ($0.00) per square foot of Usable Area of the Premises, which equates to the total amount of $0.00 and 00/l00 Dollars ($0.00), subject to adjustment based on verification of the Usable Area of the Premises pursuant to the Lease. To the extent that the total cost of the Tenant Improvements (including the cost of the Non-Standard Improvements) exceeds the Tenant Improvement Allowance, Tenant shall pay the full amount of such excess ("Tenant Costs") as follows:

          (1) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to fifty percent (50%) of the Tenant's Costs, as such amount is then determined by reference to the "Construction Budget" (as hereinafter defined).

          (2) Prior to taking occupancy of the Premises, Tenant shall pay Landlord an amount equal to the remaining unpaid balance of Tenant's Costs, and such amount can then be reasonably determined by Landlord based on available information.

          (3) Within ten (10) days following Landlord' s submittal to Tenant of a final accounting of Tenant's Costs, Tenant shall pay Landlord the then remaining balance of Tenant's Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

     (b) Tenant's Costs represent a reimbursement of monies expended by Landlord on Tenant's behalf. Payment when due shall be a condition to Landlord's continued performance under this Work Letter. Any delay in construction of the Tenant's Improvements or in Tenant taking occupancy of this Premises, resulting from Tenant's failure to make any Tenant's Cost payment when due shall be Tenant's responsibility. Tenant's failure to pay any portion of Tenant's Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

     (c) Tenant shall not receive any credit or payment for any unused portion of the Tenant Improvement Allowance.

3.   Plans and Specifications; Construction Budget:

     (a) The Tenant Improvements shall be completed in accordance with detailed architectural and engineering working drawings and material specifications (the "Plans and Specifications") which shall be prepared at Tenant's expense and shall be in a form and content as necessary to allow Landlord's contractor(s) to obtain all required building permits and approvals. The Plans and Specifications shall include the following:

          (1)  fully dimensioned architectural plan;

          (2)  electric/telephone outlet diagram;

          (3)  reflective ceiling plan with light switches;

          (4)  mechanical plan;

          (5)  electric power circuitry diagram;

          (6)  schematic plumbing riser diagram (if any);

          (7)  all color and finish selections; and

          (8)  all special equipment and fixture specifications.

     (b) Tenant may utilize either the space planner architect designated by Landlord ("Landlord's architect"), or some other licensed architect or space planner in preparation of items (1) through (3), (7) and (8) as provided in subparagraph (a) of this Section; provided that if Tenant elects to use some other licensed architect or space planner, that portion of the Plans and Specifications must be prepared and sealed as may be required for issuance of a building permit. In any event, items
          (4), (5) and, if necessary, item (6) must be prepared by the engineer(s) designated by Landlord ("Landlord's engineers"). For preparation of the full Plans and Specifications, the total fees imposed by Landlord's architect and engineers shall not exceed 0.00 and 00/100 Dollars ($0.00) per square foot of Usable Area of the Premises, plus reimbursable expenses. Should Tenant elect to utilize some other licensed architect, the total charge for (i) preparation of the engineering drawings and specifications by Landlord's engineers and (ii) coordination of Tenant's architectural drawings and specifications by Landlord's architect shall not exceed 0.00 and 00 /100 Dollars ($0.00) per square foot of Usable Area of the Premises, plus reimbursable expenses. Any charges to be paid to Landlord's architect and engineers by Tenant in connection with the preparation of the Plans and Specifications shall be deemed to be part of Tenant's costs. Notwithstanding the foregoing limitations on Landlord's charges for the Plans and Specifications, Tenant shall pay the full cost, as reasonably determined by Landlord, of the Plans and Specifications prepared in connection with any Non-standard Improvements.

     (c) Tenant shall cause the Plans and Specifications to be prepared, at Tenant's expense, and submitted to Landlord not later than N/A. Landlord shall then have a period of not more than ten (10) days following such submittal in which to review and approve the Plans and Specifications or state any objections to same in writing. Landlord's approval shall not be unreasonably withheld, and any objections shall be reasonable in nature and stated in sufficient detail so as to allow necessary modification by Tenant. Tenant shall have a period of not more than twenty (20) days following receipt of Landlord's objection(s), if any, to make necessary modifications to the Plans and Specifications and resubmit same to Landlord in final form. Once accepted by Landlord in final form, the Plans and Specifications may be modified only with Landlord's written approval, and Tenant shall be liable for any additional costs incurred as a result of any such change.

     (d) Should Tenant fail to either (i) submit the Plans and Specifications to Landlord by the date specified in subsection (c) of this Section or
          (ii) make any reasonable modifications to same and resubmit to Landlord as so specified, then such failure shall be construed as a material event of default under the Lease, entitling Landlord to the remedies provided thereunder.

     (e) Within fifteen (15) days following receipt of the final approved Plans and Specifications, Landlord shall have its contractor(s) prepare an estimated budget (the "Construction Budget") of the cost of the Tenant Improvements, including the Non-standard Improvements, and shall submit same to Tenant. The Construction Budget shall be in reasonable detail and shall reflect a unit cost for all improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction. The cost of the Tenant Improvements, as set forth in the Construction Budget, shall also include (i) the cost of all utilities, air conditioning, elevators, and security services provided during construction and (ii) the cost of any Building Standard Improvements to the Premises previously constructed by Landlord in excess of the Shell Improvements. The Construction Budget shall be used as a basis for calculating Tenant's Costs, if any. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders.

4.   Contractor(s); Permits; Performance Bond:

     (a) Landlord shall use its own contractor(s) and shall obtain all building permits necessary to complete all Building Standard Improvements and any Non-Standard Improvements, with the exception of any item(s), (whether or not shown in the Plans and Specifications) which may be agreed in writing to be constructed or installed by Tenant or Tenant's contractor(s). Tenant shall bear the cost of all building permits.

     (b) In the event that the parties hereto have agreed that Tenant will undertake to provide some portion of the Tenant Improvements, Tenant shall use licensed contractors, approved by Landlord, and shall be responsible for obtaining all necessary permits and approvals at Tenant's sole expense. Tenant shall advise its contractor(s), subcontractor(s) and material supplier(s) that no interest of Landlord in the Premises, the Building or the Property shall be subject to liens to secure payment of any amount due for work performed or materials installed in the Premises and that Landlord has recorded a notice to that effect in the public records of Dade County, Florida. Landlord shall permit Tenant and Tenant's contractor(s) to enter the Premises prior to the Commencement Date to accomplish any work as agreed, however, Tenant agrees to insure that its contractor(s) does
          (do) not impede Landlord's contractor(s) in performance of their respective tasks. Landlord shall not be liable in any way for any injury, loss, damage or delay which may be caused by or arise from such entry by Tenant, its employees or contractor(s). Should Tenant undertake a portion of the Tenant Improvements or employ any contractor(s) other than Landlord's contractor(s), Tenant shall pay Landlord a fee equal to ten percent (10%) of the cost of the work undertaken by Tenant or Tenant's contractor(s), such fee to compensate Landlord for coordination and supervision of the integration of the work to be done by Tenant or Tenant's contractor(s) into the overall job.

     (c) Landlord shall have the right to disapprove any of Tenant's contractors or subcontractors if Landlord has reason to believe that such contractors or subcontractors are: (i) not licensed as required by any governmental agency; (ii) not technically qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work; and/or (iv) incompatible with any of Landlord's contractors or subcontractors working on the Building (such incompatibility to include possible conflicts with any union contractors employed by Landlord).

     (d) In the event that the total cost of the Tenant Improvements (including the Non-Standard Improvements) to be constructed and installed by Landlord exceeds $100,000.00, Landlord may require its contractor(s) to provide a performance and payment bond(s) covering such construction. Should Tenant undertake construction of a portion of the Tenant Improvements costing in excess of $100,000.00, then Tenant shall require its contractor(s) to provide performance and payment bond(s) covering the total value of such work. In any case, the cost of the performance and payment bond premiums shall be borne by tenant.

5.   Construction of the Improvements:

     (a) Landlord shall substantially complete the Building Standard Improvements, and the Non-Standard Improvements, if any, in accordance with the Plans and Specifications, not later than the Commencement Date as specified in the Lease. "Substantial Completion" shall mean that the Building Standard Improvements and the Non-Standard Improvements are sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following the Commencement Date as necessary to complete any unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any obligation under the Lease.

     (b) Tenant shall be responsible for any delay in Substantial Completion past the scheduled Commencement Date resulting from any of the following causes:

          (1) Tenant's failure to submit the Plans and Specifications (or any necessary modifications or additions thereto) within the time periods specified in this Work Letter; or

          (2) Tenant's failure to pay any portion of Tenant's Costs when due; or

          (3) Tenant's specification of special materials or finishes, or special installations other than as may be specified by Landlord as Building Grade, which special items cannot be delivered or completed within Landlord's construction schedule (subject to Landlord's obligation to give Tenant notice of same as hereinafter provided); or

          (4) any change in the Plans and Specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change; or

          (5) the performance of or failure to perform any special work or installation by any person or firm employed by Tenant to do any work on the Premises; or

          (6) any work stoppage or delay due to Tenant's failure to use union contractors or labor as required by Landlord; or

          (7) any other delay in Substantial Completion directly attributable to the negligent or willful acts or omissions of Tenant, its employees, agents or contractor(s).

     (c) In the event that any delay caused by Tenant results in or contributes to a delay in Substantial Completion past the scheduled Commencement Date as provided in the Lease, then the Commencement Date shall be deemed to have occurred and Tenant's rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant's delay.

     (d) As part of this contract Landlord will be responsible for the initial electrical base feed. All electrical permits and installations required as part of the systems furniture final installation are the responsibility of the Tenant and/or the system furniture installer.

     (e) In conjunction with Landlord's review of the Plans and Specifications and preparation of the Construction Budget, Landlord shall advise Tenant of any special material, finish or fixture (other than Building Grade) requested by Tenant that will result in a delay in Landlord's construction schedule beyond the scheduled Commencement Date. In such event, Tenant shall either modify its specifications so as not to delay construction or be deemed to have accepted responsibility for any resulting delay.

                                   EXHIBIT "E"

                             5775 WATERFORD BUILDING

                         BUILDING RULES AND REGULATIONS

Landlord has adopted the following Building Rules and Regulations for the care, protection and benefit of the Premises and the Building and for the general comfort and welfare of all Tenants. These Rules and Regulations are subject to amendment by the Landlord from time to time.

1.   Building Hours and Access:

     1.1 Normal Building Hours are from 8:00 a.m. to 5:45 p.m., Monday through Friday. On Saturday from 8:30 a.m. to 2:30 p.m.

     1.2 HVAC service at times other than for Normal Building Hours shall be furnished only upon written request of Tenant delivered to the Landlord by 4:00 p.m. the day such usage is requested. Tenant shall bear the entire cost of such additional service as such costs are determined by Landlord from time to time.

     1.3 Building entry at times other than for Normal Building Hours shall be limited to the entrance designated and provided by Landlord.

     1.4 Landlord reserves the right to designate the time when freight, furniture, goods, merchandise and other articles may be brought into, moved or taken from Premises or the Building. Tenants must make arrangements with the management office when the elevator is required for the purpose of carrying any kind of freight. All deliveries must be through the service entrance and must utilize the service elevator.

     1.5 Landlord reserves the right at all times to exclude loiterers, vendors, solicitors, and peddlers from the Building and to require registration of satisfactory identification or credentials from all persons seeking access to any part of the Building outside ordinary business hours. The Landlord will exercise its best judgment in the execution of such control but shall not be liable for the granting or refusal of such access.

2.   Building:

     2.1 The sidewalks, entry passages, corridors, halls, elevators, and stairways shall not be obstructed by the Tenant or used by it for other than those of ingress and egress.

     2.2 The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by the Tenant.

     2.3 Restroom facilities, water fountains, and other water apparatus shall not be used for any other purpose other than for which they were constructed, and no rubbish, or other obstructing substances shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, patrons, customers, licensees, visitors, or invitees, shall have caused it.

     2.4 Tenant shall not injure, or overload or deface the Building, the woodwork, or the walls of the Premises, nor carry on the Premises any noxious, noisy or offensive business, nor store in the Building or the Premises any flammable or odorous materials.

     2.5 Tenant, its officers, agents, employees, patrons, customers, licensees, invitees and visitors shall not solicit in the buildings, parking facilities or common areas, nor shall Tenant distribute any handling or other advertising matter in automobiles parked in the Building's parking facilities.

     2.6 Landlord will not be responsible for lost or stolen property, equipment, money, or any article taken from the Premises, Building or parking facilities, regardless of how and when loss occurs.

     2.7 Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the prior written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect.

     2.8 Tenant shall not post any signage and/or advertisements in common areas unless approved by Management.

     2.9 Pursuant to Florida's "CLEAN INDOOR AIR ACT", all areas in enclosed buildings are considered non-smoking areas unless designated otherwise. This includes rest rooms, elevators, hallways, and the lobby. The Landlord will appreciate your total cooperation in enforcing this policy with all tenant employees and guests.

3.   Doors and Windows:

     3.1  Tenant entrance doors will be kept closed at all times.

     3.2 The Tenant shall not put additional locks or latches upon any door without the written consent of the Landlord.

     3.3 Landlord will provide and install one sign at Landlord's cost at entry to the Premises. All such letters and numbers shall be in the standard graphics for the Building, and no other shall be used or permitted on the Premises without Landlord's prior written consent.

     3.4 All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and when any part thereof shall be broken the same shall be immediately replaced or repaired and put in good repair.

     3.5 Window blinds of a uniform Building Standard color and pattern only shall be used throughout the Building to give uniform color exposure through interior windows. These blinds shall remain in the lower position at all times to provide uniform exposure for the outside.

4.   Premises Use:

     4.1 The Tenant shall not install in the Premises any heavy weight equipment or fixtures or permit any concentration of excessive weight in any portion thereof without first having obtained Landlord's written consent.

     4.2 Tenant shall not (without Landlord's written consent) install or operate any computer, duplicating or other large business machine, equipment, or any other machinery upon the Premises or carry on any mechanical business thereon. Tenant shall not operate any device which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building.

     4.3 No wires of any kind or type (including but not limited to television or radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without the Landlord's prior written consent. Such wiring shall be done by the electrician of the Building only, and no outside electrician shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives.

     4.4 If Tenant desires any signal, communication, alarm or other utility or service connection installed or changed, such work will be done at expense of Tenant, with the approval and under the direction of Landlord.

     4.5 No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partition, doors or windows, nor shall there be any nailing, boring, or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its Agents.

     4.6 All contractors or technicians performing work for Tenant within Premises, Building or parking facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceiling, equipment or any other physical feature of the Building, leased Premises or parking facilities. None of this work shall be done by Tenant without Landlord's prior written approval.

                    FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

                                 5775 WATERFORD

     THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT is made as of the 6th day of September, 1995, between WRC PROPERTIES, INC., ("Landlord"), as lessor, and ORAL HEALTH SERVICES OF FLORIDA, INC. ("Tenant"), as lessee.

                              PRELIMINARY STATEMENT

     A. Landlord and Tenant are parties to the Office Lease Agreement dated April 6, 1995 (the "Lease"). Pursuant to the Lease, Tenant rents Suites 400 and 325, containing a total of approximately 15,969 rentable square feet (collectively, herein called the "Existing Premises"), in the building known as 5775 Waterford, located at 5775 Blue Lagoon Drive, Miami, Florida (the "Building").

     B. Landlord and Tenant desire to enter into this Amendment for the purpose of expanding the size of the Premises to include Suites 320, 330 and 137 in the Building.

                                      TERMS

     NOW, THEREFORE, for Ten Dollars ($10.00) and for other good and valuable considerations, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant agree as follows:

     1. Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

     2. Terms. All undefined capitalized terms herein shall have the same meanings as defined in the Lease.

     3. Expansion Space. The Existing Premises is hereby expanded to include:
(i) Suite 320 in the Building, which contains approximately 2,079 square feet of Net Rentable Area ("Suite 320"); (ii) Suite 330 in the Building, which contains approximately 1,970 square feet of Net Rentable Area ("Suite 330"); and (iii) Suite 137 in the Building, which contains approximately 292 square feet of Net Rentable Area ("Suite 137", and together with Suite 320 and Suite 330, herein called the "Expansion Space"). A floor plan of each of Suite 320, Suite 330 and Suite 137 is set forth in Exhibit "A" attached hereto.

     4. Premises. From and after the Commencement Date for the Expansion Space (as hereinafter defined), (i) the term "Premises", as defined in paragraph 1.2 of the Lease, shall mean the Existing Premises and the Expansion Space, collectively, and (ii) the Premises shall be stipulated for all purposes to contain approximately 20,310 square feet of Net Rentable Area.

     5. Lease Term for Expansion Space. The lease term for the Expansion Space shall commence on October 1,1995 (the "Commencement Date for the Expansion Space") and shall end upon the expiration of the Lease term for the Existing Premises.

     6. Base Rental. From and after the Commencement Date for the Expansion Space, the first sentence of Paragraph 1.3 of the Lease shall be amended and restated in its entirety to read as follows:

          1.3 "Base Rental" or "Base Rent" means the sum of $372,402.66 per annum (which is based upon a Base Rental rate of $18.37 per square foot of Net Rentable Area per annum for Suites 400, 325, 320 and 330 and a Base Rental rate of $16.00 per square foot of Net Rentable Area per annum for Suite 137), as adjusted pursuant to Exhibit "C" of this Lease.

     7. Parking. From and after the Commencement Date for the Expansion Space, Tenant's allocated share of parking spaces as provided in Paragraph 12.1 of the Lease shall be sixty-one (61) parking spaces in the parking structure or surface lot of the Building, which allocation is based upon an increase of six (6) parking spaces for Suite 320, six (6) parking spaces for Suite 330 and one (1) parking space for Suite 137.

     8. Proportionate Share. From and after the Commencement Date for the Expansion Space, the last sentence of Paragraph 24.1(d) of the Lease shall be amended and restated in its entirety to read as follows:

          24.1(d) For the purpose of this Lease, Tenant's proportionate share for the Premises is 34.6972%, which shall consist of 27.2811% for the Existing Premises, 3.5517% for Suite 320, 3.3656% for Suite 330, and 4988% for Suite 137.

     9. Construction of Expansion Space. Subject to the terms contained in paragraph 10 of this Amendment, Landlord shall construct improvements to the Expansion Space in accordance with the terms set forth in Exhibit "D" of the Lease ("Landlord's Work") and shall pay any architectural and engineering fees associated therewith. The cost to Landlord of such work and fees shall in no event exceed the Tenant Improvement Allowance (as hereinafter defined).

     10. Tenant Improvement Allowance. Landlord shall provide to Tenant a tenant improvement allowance in an amount not to exceed the sum of $39,069.00 ("Tenant Improvement Allowance"), which shall consist of an allowance of $18,711.00 for the build-out of Suite 320, an allowance of $17,730.00 for the build-out of Suite 330 and an allowance of 2,628.00 for the build-out of Suite 137. Landlord shall use this Tenant Improvement Allowance to offset costs incurred for Landlord's Work and any architectural or engineering fees relating thereto. In the event the cost of Landlord's Work and related fees exceeds the Tenant Improvement Allowance, Tenant shall pay such excess upon demand of Landlord. Any unused portion of the Tenant Improvement Allowance shall be held by Landlord as a credit for future improvements that Tenant may elect to make in the Premises.

     11. Security Deposit. From and after the Commencement Date for the Expansion Space, Paragraph 1.7 of the Lease shall be amended and restated in its entirety to read as follows:

          1.7 "Security Deposit" means the sum of Twenty Eight Thousand Two Hundred Seventy Nine and 41/100 Dollars ($28,279.41), the full amount of which shall be deposited with Landlord at the time of execution of this First Amendment to Office Lease Agreement.

     12. Insurance. On or before the Commencement Date for the Expansion Space, Tenant shall furnish to Landlord evidence of insurance on the Expansion Space as is required to be maintained pursuant to Paragraphs 17 and 18 of the Lease.

     13. Ratification of Lease. Unless expressly modified herein, all terms and conditions of the Lease are hereby ratified and reaffirmed in their entirety.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Office Lease Agreement as of the day and year first written above.

Signed, sealed and delivered            Tenant:
in the presence of:                     ORAL HEALTH SERVICES OF FLORIDA, INC.


/s/ CLAUDIA BLOOMSTON                   By: /s/ Henry Tie Shue
-------------------------------------       ------------------------------------
Print Name: CLAUDIA BLOOMSTON           Name: Henry Tie Shue
                                        Title: CEO

/s/ BARRY KORNREICH
-------------------------------------
Print Name: BARRY KORNREICH


                                        Landlord:

                                        WRC PROPERTIES, INC.


/s/ Daniel Donoghue                     By: /s/ ALAN E. LANG
-------------------------------------       ------------------------------------
Print Name:  Daniel Donoghue                ALAN E. LANG
            -------------------------       Assistant Secretary
                                        Date: 9/6/95

/s/ Carmen Loumark
-------------------------------------
Print Name: Carmen Loumark

                                   EXHIBIT "A"

                           TO FIRST AMENDMENT TO LEASE
                                     BETWEEN
                       WRC PROPERTIES, INC., AS LANDLORD,
                                       AND
                ORAL HEALTH SERVICES OF FLORIDA, INC., AS TENANT

                      Floor Plan of Suite 320, 330 and 137

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)

            SECOND AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES

                                 5775 WATERFORD

     THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") is made as of the 11th day of February, 1997, between WRC PROPERTIES, INC. ("Landlord"), as lessor, and ORAL HEALTH SERVICES, INC. ("Tenant"), as lessee.

                              PRELIMINARY STATEMENT

     A. Landlord and Tenant, formerly known as Oral Health Services of Florida, Inc., entered into to that certain Lease Agreement for Office Facilities dated April 6, 1995 ("Lease"), pursuant to which Tenant leased the Premises known as Suites 400 and 325, containing approximately 15,969 square feet of Net Rentable Area ("Original Premises"), in the building known as 5775 Waterford, located at 5775 Blue Lagoon Drive, Miami, Florida (the "Building").

     B. Landlord and Tenant entered into that certain First Amendment to Office Lease Agreement dated as of September 6, 1995 ("First Amendment") for the purpose of expanding the Original Premises to include Suites 320, 330 and 137 in the Building, which contain approximately 4,341 square feet of Net Rentable Area (and which collectively with the Original Premises shall hereinafter be referred to as the "Existing Premises").

     C. Landlord and Tenant desire to enter into this Second Amendment for the purpose of expanding the size of the Existing Premises by an additional 1,056 square feet of Net Rentable Area located on the third floor of the Building.

                                      TERMS

     NOW, THEREFORE, for Ten Dollars ($10.00) and for other good and valuable considerations, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant agree as follows:

     1. Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

     2. Terms. All undefined capitalized terms herein shall have the same meanings as defined in the Lease.

     3. Expansion Space. The Existing Premises are hereby expanded to include Suite 310 of the Building, which contains approximately 1,056 square feet of Net Rentable Area (the "Expansion Space") pursuant to the terms and conditions set forth in this Second Amendment.

     4. Premises. From and after the Commencement Date for the Expansion Space (as hereinafter defined), the term "Premises" as defined in paragraph 1.2 of the Lease shall mean the Existing Premises and Expansion Space, collectively, and shall be stipulated for all purposes to contain approximately 21,366 square feet of Net Rentable Area. A floor plan of the Expansion Space is attached hereto as Exhibit "A".

     5. Lease Term for the Expansion Space. The lease term for the Expansion Space, and Tenant's obligation to pay rent therefore, shall commence on February 15, 1997, subject to adjustment in accordance with Paragraph 3.4 and Exhibit "D" of the Lease (the "Commencement Date for the Expansion Space") and shall end upon the expiration date of the Lease for the Existing Premises. The parties agree, at Landlord's request, to execute a written memorandum confirming the Commencement Date for the Expansion Space.

     6. Base Rental. The Base Rent (per square foot of Net Rentable Area) for the Expansion Space shall be the same as the Base Rent (per square foot of Net Rentable Area) for the Existing Premises.

     7. Security Deposit. From and after the Commencement Date for the Expansion Space, Paragraph 1.7 of the Lease shall be amended and restated in its entirety to read as follows:

          1.7. "Security Deposit" means the sum of Thirty-One Thousand Seven Hundred Seventy Seven and 04/100 Dollars ($31,777.04), the full amount of which shall be deposited with Landlord at the time of execution of this Second Amendment.

     8. Construction of Expansion Space. Landlord shall build out the Expansion Space in accordance with Plans and Specifications to be prepared and approved in accordance with the terms set forth in Exhibit "D" of the Lease. Paragraph 2(a) of Exhibit "D" of the Lease is hereby amended to provide that Tenant shall receive a Tenant Improvement Allowance as a credit against the cost of Tenant Improvements for the Expansion Space in an amount not to exceed Eight Dollars ($8.00) per usable square foot of the Expansion Space, which amount shall equal Seven Thousand Six Hundred Eighty Dollars ($7680.00). Tenant shall pay all costs for design and construction of the Expansion Space which exceed said allowance. Tenant shall not receive any cash or credit against rent for any unused portion of said allowance.

     9. Insurance. On or before the Commencement Date for the Expansion Space, Tenant shall furnish to Landlord evidence of insurance on the Expansion Space as is required to be maintained pursuant to Paragraphs 17 and 18 of the Lease.

     10. Proportionate Share. From and after the Commencement Date for the Expansion Space, the last sentence of Paragraph 24.1(d) of the Lease shall be amended and restated in its entirety to read as follows:

               24.1(d) For the purpose of this Lease, Tenant's proportionate share is 36.5012%.

     11. Parking. The second sentence of Paragraph 12.1 of the Lease is hereby amended in its entirety to provide as follows:

          "Tenant's allocated share of parking shall be Sixty-four (64) spaces."

     12. Brokers. Tenant hereby warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than The Hogan Group, Inc., who will be compensated by Landlord in accordance with a separate agreement. Tenant agrees to indemnify Landlord from any claims for commission or expenses relating to any claim by any other real estate broker or agent in connection with this Second Amendment or otherwise relating to the Lease.

     13. Effect of Delivery. Landlord has delivered a copy of this Second Amendment to Tenant for Tenant's review only and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Second Amendment shall not be effective until a copy executed by both Landlord and Tenant is returned to Tenant.

     14. Ratification of Lease. Unless expressly modified herein, all terms and conditions of the Lease are hereby ratified and reaffirmed in their entirety.

     15. Ratification of Letter Agreement. Landlord hereby ratifies and reaffirms the terms and conditions of that certain Letter Agreement dated August 19, 1996, between WRC Properties, Inc., and Oral Health Services, Inc. ("OHS") regarding OHS's Recapitalization (as defined therein) and Landlord's approval of and consent to any resulting assignment of the Lease.

     16. Lease in Full Force and Effect. Tenant represents, warrants and acknowledges that the Lease is unmodified, other than pursuant to the terms of this Second Amendment, and is in full force and effect as modified herein; that all rent has been paid through the date hereof; that Landlord is not in default in the performance of any covenant, agreement or condition contained in the Lease, as modified; and that Tenant has no defense to the payment of any amounts due under the Lease, as modified.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease Agreement as of the day and year first written above.

Signed, sealed and delivered            Tenant:
in the presence of:                     ORAL HEALTH SERVICES, INC.


/s/ CLAUDIA BLOOMSTON                   By: /s/ Henry C. Tie Shue
-------------------------------------       ------------------------------------
Print Name: CLAUDIA BLOOMSTON           Name: Henry C. Tie Shue
                                        Title: CEO

/s/ illegible
-------------------------------------
Print Name:
            -------------------------


                                        Landlord:

                                        WRC PROPERTIES, INC., A DELAWARE
                                        CORPORATION


/s/ Daniel Donoghue                     By: /s/ ALAN E. LANG
-------------------------------------       ------------------------------------
Print Name: DANIEL DONOGHUE                 ALAN E. LANG
            -------------------------       Assistant Secretary


/s/ N.S. TUCKER
-------------------------------------
Print Name: N.S. TUCKER

                                   EXHIBIT "A"
                          TO SECOND AMENDMENT TO LEASE
                                     BETWEEN
                       WRC PROPERTIES, INC., AS LANDLORD,
                                       AND
                      ORAL HEALTH SERVICES, INC., AS TENANT

                         [Floor Plan of Expansion Space]

                                 (Exhibit H-1)

                                  (FLOOR PLAN)

            THIRD AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES

                                 5775 WATERFORD

     THIS THIRD AMENDMENT TO LEASE AGREEMENT ("Third Amendment") is made as of the llth day of June, 1997, between WRC PROPERTIES, INC. ("Landlord"), as lessor, and ORAL HEALTH SERVICES, INC., a Florida corporation ("Tenant"), as lessee.

                             PRELIMINARY STATEMENTS

     A. Landlord and Tenant, formerly known as Oral Health Services of Florida, Inc., entered into to that certain Lease Agreement for Office Facilities dated April 6, 1995 ("Lease"), pursuant to which Tenant leases the Premises known as Suites 400 and 325, containing approximately 15,969 square feet of Net Rental Area ("Original Premises"), in the building known as 5775 Waterford, located at 5775 Blue Lagoon Drive, Miami, Florida (the "Building").

     B. Landlord and Tenant entered into that certain First Amendment to Office Lease Agreement dated as of September 6, 1995 ("First Amendment") for the purpose of expanding the Original Premises to include Suites 320, 330 and 137 in the Building which contain approximately 4,341 square feet of Net Rentable Area (and which collectively with the Original Premises shall hereinafter be referred to as the "Existing Premises").

     C. Landlord and Tenant entered into that certain Second Amendment to Lease Agreement for Office Facilities dated February 11, 1997, for the purpose of expanding the size of the Existing Premises to include Suite 310, which contains approximately 1,056 square feet of Net Rentable Area located on the third floor of the Building (hereinafter "Existing Premises" shall be defined to include and incorporate Suite 310).

     D. Landlord and Tenant desire to enter into this Third Amendment for the purpose of expanding the size of the Existing Premises by an additional 1,155 square feet of Net Rentable Area known as Suite 340 in the Building.

                                      TERMS

     NOW, THEREFORE, for Ten Dollars ($10.00) and for other good and valuable considerations, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant agree as follows:

     1. Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

     2. Terms. All undefined capitalized terms herein shall have the same meanings as defined in the Lease.

     3. Expansion Space. The Existing Premises are hereby expanded to include Suite 340 in the Building, which contains approximately 1,155 square feet of Net Rentable Area (the "Expansion Space"), pursuant to the terms and conditions set forth in this Third Amendment.

     4. Premises. From and after the Commencement Date for the Expansion Space (as hereinafter defined), the term "Premises" as defined in Paragraph 1.2 of the Lease shall mean the Existing Premises and the Expansion Space, collectively, and shall be stipulated for all purposes to contain approximately 22,521 square feet of Net Rentable Area. A floor plan of the Expansion Space is attached hereto as Exhibit "A".

     5. Lease Term for the Expansion Space. The lease term for the Expansion Space, and Tenant's obligation to pay rent therefore, shall commence on June 1, 1997 subject to adjustment in accordance with Paragraph 3.4 and Exhibit "D" of the Lease (the "Commencement Date for the Expansion Space"), and shall end upon the expiration date of the Lease for the Existing Premises. The parties agree at the Landlord's request to execute a written memorandum confirming the Commencement Date for the Expansion Space.

     6. Base Rental. The Base Rent per square foot of Net Rentable Area for the Expansion Space shall be $18.66 per square foot of Net Rentable Area, as adjusted pursuant to Exhibit "C" of the Lease.

     7. Security Deposit. From and after the Commencement Date for the Expansion Space, Paragraph 1.7 of the Lease shall be amended and reinstated in its entirety to reads follows:

          *1.7 "Security Deposit" means the sum of Thirty Five Thousand Six Hundred Two and 57/100 Dollars ($35,602.57), the full amount of which shall be deposited with Landlord at the time of execution of this Third Amendment.

     8. Construction of Expansion Space. Landlord shall build out the Expansion Space in accordance with Plans and Specifications to be prepared and approved in accordance with the terms set forth in Exhibit "D" of the Lease. Paragraph 2(a) of Exhibit "D" of the Lease is hereby amended to provide that Tenant shall receive a Tenant Improvement Allowance as a credit against the cost of Tenant Improvement for the Expansion Space in an amount not to exceed Six Dollars and 50/100 ($6.50) per usable square foot of the Expansion Space, which amount shall equal Six Thousand Eight Hundred Twenty-Five Dollars ($6,825.00). Tenant shall pay all costs for design and construction of the Expansion Space which exceeds said allowance. Tenant shall not receive any cash or credit against rent for any unused portion of said allowance.

     9. Insurance. On or before the Commencement Date for the Expansion Space, Tenant shall furnish to Landlord evidence of insurance on the Expansion Space as is required to be maintained pursuant to Paragraphs 17 and 18 of the Lease.

     10. Proportionate Share. From and after the Commencement Date for the Expansion Space, the last sentence of Paragraph 24.1(d) of the Lease shall be amended and restated to read as follows:

          24.1(d) For the purpose of this Lease, Tenant's proportionate share is 38.4744%.

     11. Parking. From and after the Commencement Date for the Expansion Space, the second sentence of paragraph 12.1 of the Lease is hereby amended to provide as follows:

          "Tenant's allocated share of parking shall be Sixty-seven(67) spaces".

     12. Brokers. Tenant hereby warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than The Hogan Group. Inc., who will be compensated by Landlord in accordance with a separate agreement. Tenant agrees to indemnify Landlord from any claims for commission or expenses relating to any claim by other real estate broker or agent in connection with this Third Amendment or otherwise relating to the Lease.

     13. Effect of Delivery. Landlord has delivered a copy of this Third Amendment to Tenant for Tenant's review only and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Third Amendment shall not be effective until a copy executed by both Landlord and Tenant is returned to Tenant.

     14. Ratification of Lease. Unless expressly modified herein, all terms and conditions of the Lease are hereby ratified and reaffirmed in their entirety.

     15. Ratification of Letter of Agreement. Landlord hereby ratifies the terms and conditions of that certain Letter of Agreement dated August 19, 1996, between WRC Properties, Inc. and Oral Health Services, Inc. ("OHS") regarding OHS' Recapitalization (as defined therein) and Landlord's approval of and consent to any resulting assignment of the Lease.

     16. Lease in Full Force and Effect. Tenant represents, warrants and acknowledges that the Lease is unmodified, other that pursuant to the terms of this Third Amendment, and is in full force and effect as modified herein; that all rent has been paid through the date hereof, that the Landlord is not in default in the performance of any covenant, agreement or condition contained in the Lease, as modified; and that Tenant has no defense to the payment of any amounts due under the Lease, as modified.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to Lease Agreement as of the day and year first written above.

Signed, sealed and delivered            Tenant:
in the presence of:
                                        ORAL HEALTH SERVICES, INC., A
                                        FLORIDA CORPORATION


/s/ Marla I. Berman                     By: /s/ Stanley I. Shapiro
-------------------------------------       ------------------------------------
Print Name: Marla I Berman              Name: Stanley I. Shapiro
                                        Title: President / CDO


/s/ MARIA J. PEREZ
-------------------------------------
Print Name: MARIA J. PEREZ


                                        Landlord:

                                        WRC PROPERTIES, INC., A DELAWARE
                                        CORPORATION


/s/ Daniel Donoghue                     By: /s/ Alan E. Lang
-------------------------------------       ------------------------------------
Print Name: Daniel Donoghue                 Alan E. Lang
            -------------------------       Assistant Secretary


/s/ Elisa C. Rivera
-------------------------------------
Print Name: Elisa C. Rivera
            -------------------------

                                   EXHIBIT "A"
                           TO THIRD AMENDMENT TO LEASE
                                     BETWEEN
                       WRC PROPERTIES, INC., AS LANDLORD,
                                       AND
                      ORAL HEALTH SERVICES, INC., AS TENANT

                         [Floor Plan of Expansion Space]

                            Suite 340, 5775 Waterford

                                  (FLOOR PLAN)

            FOURTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES

                                 5775 WATERFORD

     THIS FOURTH AMENDMENT TO LEASE AGREEMENT ("Fourth Amendment") is made as of the 5th day of November, 1997, between WRC PROPERTIES, INC. ("Landlord"), as lessor, and ORAL HEALTH SERVICES, INC., a Florida corporation ("Tenant"), as lessee.

                             PRELIMINARY STATEMENTS

     A. Landlord and Tenant, formerly known as Oral Health Services of Florida, Inc., entered into that certain Lease Agreement for Office Facilities dated April 6, 1995 (the "Lease"), pursuant to which Tenant leased the Premises known as Suites 400 and 325, containing approximately 15,969 square feet of Net Rentable Area, in the building known as 5775 Waterford, located at 5775 Blue Lagoon Drive, Miami, Florida (the "Building").

     B. Landlord and Tenant entered into that certain First Amendment to Office Lease Agreement dated as of September 6, 1995 ("First Amendment") for the purpose of expanding the Premises to include Suite 320 containing approximately 2,079 square feet of Net Rentable Area, Suite 330 containing approximately 1,970 square feet of Net Rentable Area, and Suite 137 containing approximately 292 square feet of Net Rentable Area in the Building.

     C. Landlord and Tenant entered into that certain Second Amendment to Lease Agreement for Office Facilities dated February 11, 1997, for the purpose of expanding the size of the Premises by an additional 1,056 square feet of Net Rentable Area, located on the third floor of the Building.

     D. Landlord and Tenant entered into that certain Third Amendment to Lease Agreement for Office Facilities dated June 11, 1997, for the purpose of further expanding the size of the Premises by an additional 1,155 square feet of Net Rentable Area located on the third floor of the Building.

     E. Landlord and Tenant desire to enter into this Fourth Amendment for the purpose of expanding the Premises to include Suite 200 in the Building, containing approximately 7,394 square feet of Net Rentable Area.

                                      TERMS

     NOW, THEREFORE, for Ten Dollars ($10.00) and for other good and valuable considerations, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant agree as follows:

     1. Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

     2. Terms. All undefined capitalized terms herein shall have the same meanings as defined in the Lease.

     3. Expansion Space. The Premises are hereby expanded to include Suite 200 of the Building containing approximately 7,394 square feet of Net Rentable Area (the "Expansion Space"), pursuant to the terms and conditions set forth in this Fourth Amendment. A floor plan of the Expansion Space is attached hereto as Exhibit "A".

     4. Premises. From and after the Commencement Date for the Expansion Space (as hereinafter defined), the term "Premises" as defined in Paragraph 1.2 of the Lease shall include the Expansion Space, and shall be stipulated for all purposes to contain approximately 29,915 square feet of Net Rentable Area.

     5. Lease Term for the Expansion Space. The lease term for the Expansion Space, and Tenant's obligation to pay rent therefor, shall commence on October 15, 1997 (the "Commencement Date for the Expansion Space"), and shall end upon the expiration date of the Lease, which is April 14, 2001.

     6. Base Rental. The Base Rent per square foot of Net Rentable Area for the Expansion Space shall be the same as that paid for Suite 400 of the Existing Premises, which is currently $19.36 per square foot of Net Rentable Area, as adjusted pursuant to Exhibit "C" of the Lease.

     7. Security Deposit. Simultaneously with the execution by Tenant of this Fourth Amendment, Tenant shall furnish its check increasing the Security Deposit held by Landlord by an additional sum of Eleven Thousand Four Hundred Ninety-Four and 76/100 Dollars ($11,494.76). From and after the Commencement Date for the Expansion Space, Paragraph 1.7 of the Lease shall be amended as follows:

          "Security Deposit" means the sum of FORTY SEVEN THOUSAND NINETY SEVEN AND 33/100 DOLLARS ($47,097.33).

     8. Construction of Expansion Space. Landlord shall build out the Expansion Space in accordance with Plans and Specifications to be prepared and approved in accordance with the terms set forth in Exhibit "D" of the Lease. Paragraph 2(a) of Exhibit "D" of the Lease is hereby amended to provide that Tenant shall receive a Tenant Improvement Allowance as a credit against the cost of Tenant Improvements for the Expansion Space in an amount not to exceed Eight and 50/100 Dollars ($8.50) per usable square foot of the Expansion Space, which amount shall equal Fifty seven thousand one Hundred thirty-seven ($57,137.00). Tenant shall pay all costs for design and construction of the Expansion Space which exceed said allowance. Tenant shall not receive any cash or credit against rent for any unused portion of said allowance.

     9. Insurance. On or before the Commencement Date for the Expansion Space, Tenant shall furnish to Landlord evidence of insurance on the Expansion Space as is required to be maintained pursuant to Paragraphs 17 and 18 of the Lease.

     10. Proportionate Share. (a) From and after the Commencement Date for the Expansion Space, the last sentence of Paragraph 24.1(d) of the Lease shall be amended to read as follows:

               24.1(d) For the purpose of this Lease, Tenant's proportionate share is 51.1062%.

     11. Parking. From and after the Commencement Date for the Expansion Space, the second sentence of Paragraph 12.1 of the Lease is hereby amended to provide as follows:

          "Tenant's allocated share of parking shall be one hundred six (106) spaces."

     12. Brokers. Tenant hereby warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment other than The Hogan Group, Inc., who will be compensated by Landlord in accordance with a separate agreement. Tenant agrees to indemnify Landlord from any claims for commission or expenses relating to any claim by any other real estate broker or agent in connection with this Fourth Amendment or otherwise relating to the Lease.

     13. Effect of Delivery. Landlord has delivered a copy of this Fourth Amendment to Tenant for Tenant's review only and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Fourth Amendment shall not be effective until a copy executed by both Landlord and Tenant is returned to Tenant.

     14. Ratification of Lease. Unless expressly modified herein, all terms and conditions of the Lease are hereby ratified and reaffirmed in their entirety.

     15. Lease in Full Force and Effect. Tenant represents, warrants and acknowledges that the Lease is unmodified, other than pursuant to the terms of this Fourth Amendment, and is in full force and effect as modified herein; that all rent has been paid through the date hereof; that Landlord is not in default in the performance of any covenant, agreement or condition contained in the Lease, as modified; and that Tenant has no defense to the payment of any amounts due under the Lease, as modified.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Lease Agreement as of the day and year first written above.

Signed, sealed and delivered            Tenant:
in the presence of:
                                        ORAL HEALTH SERVICES, INC., A
                                        FLORIDA CORPORATION


/s/ Marla I Berman                      By: /s/ Henry C. Tie Shue
-------------------------------------       ------------------------------------
Print Name: Marla I Berman              Name: Henry C. Tie Shue
                                        Title: Chairman of the Board


/s/ MARIA J. PEREZ
-------------------------------------
Print Name: MARIA J. PEREZ


                                        Landlord:

                                        WRC PROPERTIES, INC., A DELAWARE
                                        CORPORATION


/s/ FRANCES L. CAIRO                     By: /s/ ALAN E. LANG
-------------------------------------       ------------------------------------
Print Name: FRANCES L. CAIRO                ALAN E. LANG
                                            Assistant Secretary


/s/ Carmen Loumark
-------------------------------------
Print Name: Carmen Loumark

                                   EXHIBIT "A"
                          TO FOURTH AMENDMENT TO LEASE
                                     BETWEEN
                       WRC PROPERTIES, INC., AS LANDLORD,
                                       AND
                      ORAL HEALTH SERVICES, INC., AS TENANT

                         [Floor Plan of Expansion Space]

                                  (FLOOR PLAN)